SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2004

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 7, 2004, Salix Pharmaceuticals, Ltd. and Duke Realty Limited Partnership executed an office lease for premises where Salix intends to relocate its new headquarters. The agreement is effective as of November 24, 2004.

The target commencement date of the lease is May 1, 2005. The lease runs for 10 years. The premises consist of 77,239 square feet in Morrisville, North Carolina, which is in the Raleigh metro area. The minimum annual rent for the first year of the lease will be $116,631, which increases to $1,021,052 in the second year and to $1,500,000 by the last year. The minimum annual rent is subject to adjustment for Salix’s proportionate share of operating expenses and building electrical costs for any particular year. Salix has two five-year renewal options. If renewed, the rent shall be 95% of the then market rate. Salix may terminate the lease, at its election, after the 77th month of the lease term. A copy of the lease is included as an exhibit to this report.

The lease for Salix’s current headquarter premises runs through March 2011 and Salix intends to sublease those premises.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.48	Office Lease dated as of November 24, 2004 between Salix Pharmaceuticals, Ltd. and Duke Realty Limited Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.
Date: December 13, 2004
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer